                                                               EXHIBIT 4(al)

                   AMENDMENT NO. 1, dated as of September 10, 1997 (this
              "Amendment"), to the Amended and Restated Credit Agreement dated as of June 16, 1997 (the "Credit Agreement"), among Magellan Health Services, Inc., a Delaware corporation (the "Parent Borrower"), Charter Behavioral Health System of New Mexico, Inc., a New Mexico corporation, and each other subsidiary of the Parent Borrower that becomes a "Subsidiary Borrower" as provided in
              Section 2.23 of the Credit Agreement (each, a "Subsidiary Borrower" and collectively, the "Subsidiary Borrowers" (such term is used herein as modified in Article I of the Credit Agreement; the Parent Borrower and the Subsidiary Borrowers are collectively referred to herein as the "Borrowers"); the Lenders (as defined in Article I of the Credit Agreement), The Chase Manhattan Bank, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, as collateral agent (in such capacity, the "Collateral Agent") for the Lenders and as an issuing bank (in such capacity, an "Issuing Bank"), and First Union National Bank (formerly known as First Union National Bank of North Carolina), a national banking corporation, as syndication agent (in such capacity, the "Syndication Agent") for the Lenders and as an issuing bank (in such capacity, an "Issuing Bank", and together with The Chase Manhattan Bank in its capacity as an Issuing Bank, the "Issuing Banks").

         A. The Lenders and the Issuing Banks have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

         B. The Borrowers have requested that the Credit Agreement be amended as set forth herein.

         C. The Required Lenders are willing so to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

         D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

         Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.  Amendment to Section 1.01 of the Credit Agreement.
Section 1.01 of the Credit Agreement is hereby amended as follows:

         (a) by deleting the words "and (iii)" in the fourth line of the definition of the term "Consolidated EBITDA" and inserting therein the following words:

         ", (iii) any amounts paid in respect of, and other expenses related to, the repurchase by the Parent Borrower of stock options held by any director, officer or employee, and for the cancelation or termination of such stock options, to the extent that such amounts and expenses do not exceed in the aggregate $10,000,000 and (iv)".

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         (b)  by amending and restating in its entirety the definition of the term "Permitted Stock Repurchase" to read as follows:

         "'Permitted Stock Repurchase' shall mean (a) any repurchase by the Parent Borrower of shares of its common stock or (b) any repurchase by the Parent Borrower of any stock option held by any director, officer or employee, and any amount paid by the Parent Borrower in respect of the cancelation or termination of any such stock option, in each case, so long as (i) after giving effect to such repurchase, cancelation or termination, (A) the Parent Borrower shall be in compliance, on a pro forma basis, with all covenants set forth in this Agreement, including then effective covenants contained in Sections 6.10, 6.11, 6.12 and 6.13, which shall be recomputed as at the last day of the most recently ended fiscal quarter (for which financial information has been delivered pursuant to Section 5.04) of the Parent Borrower as if such repurchase had occurred on the first day of each relevant period for testing such compliance, and the Parent Borrower shall have delivered to the Administrative Agent an officers' certificate to such effect for any repurchase that exceeds $10,000,000 and (B) on the date of such repurchase and immediately after giving effect thereto, no Default or Event of Default shall exist, (ii) the aggregate amount expended by the Parent Borrower in connection with all Permitted Stock Repurchases shall not exceed during the term of this Agreement $27,207,346 and (iii) after giving effect to any such repurchase, the aggregate amount of cash and cash equivalents on the Parent Borrower's consolidated balance sheet plus the remaining available balance of the Total Revolving Credit Commitment shall be at least equal to $50,000,000.".

         SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Agent and to each of the Lenders that:

         (a) This Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         (b) Before and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

         (c) Before and after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

         SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the date first above written when the Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers and the Required Lenders.

         SECTION 5. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby.

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         SECTION 6.  Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

         SECTION 8. Expenses. The Borrowers agree to reimburse the Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.



                             MAGELLAN HEALTH SERVICES, INC.,

                                  by
                                       --------------------------
                                       Name:
                                       Title:




                             CHARTER BEHAVIORAL HEALTH SYSTEM OF
                                  NEW MEXICO, INC. as a Subsidiary
                                  Borrower,

                                  by
                                       --------------------------
                                       Name:
                                       Title:




                             THE CHASE MANHATTAN BANK, individually
                             and as Administrative Agent, Collateral
                             Agent and an Issuing Bank,

                                  by
                                       --------------------------
                                       Name:
                                       Title:

                             FIRST UNION NATIONAL BANK, individually and as Syndication Agent and an Issuing Bank,

                                  by
                                       --------------------------
                                       Name:
                                       Title:


                             BANK POLSKA KASA OPEIKI S.A.
                             PEKAO S.A. GROUP
                             NEW YORK BRANCH,

                                  by
                                       --------------------------
                                       Name:
                                       Title:


                             CREDIT LYONNAIS NEW YORK BRANCH
                             as Co-Agent

                                  by
                                       --------------------------
                                       Name:
                                       Title:




                             FIRST AMERICAN NATIONAL BANK,

                                  by
                                       --------------------------
                                       Name:
                                       Title:




                             GENERAL ELECTRIC CAPITAL CORPORATION,

                                  by
                                       --------------------------
                                       Name:
                                       Title:

                             THE BANK OF NEW YORK,
                             as Co-Agent,

                                  by
                                       --------------------------
                                       Name:
                                       Title:


                             THE BANK OF NOVA SCOTIA,

                                  by
                                       --------------------------
                                       Name:
                                       Title:





                             BANK OF TOKYO-MITSUBISHI TRUST COMPANY,

                                  by
                                       --------------------------
                                       Name:
                                       Title:





                             VAN KAMPEN AMERICAN CAPITAL RATE
                             INCOME TRUST,

                                  by
                                       --------------------------
                                       Name:
                                       Title: